Exhibit 99.1

DocGo Announces First Quarter 2025 Results

Company Focuses on Growing Medical Transportation and Payer & Provider Businesses,
Navigates Municipal Uncertainty and Migrant Services Transition

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, May 8th, 2025 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the quarter ended March 31, 2025.

Lee Bienstock, Chief Executive Officer of DocGo, commented, “The impact of ongoing policy changes in Washington and adjustments to public spending on healthcare-related projects have created substantial uncertainty in our Government Population Health vertical at the federal, state and local levels. As a result, we have decided to remove all non-migrant Government Population Health revenue — and any related projections — from our 2025 guidance. I want to be clear, this revision is driven by our Government Population Health vertical. Our Hospital and Payer & Provider verticals continue to perform in line with expectations and we believe they are on a solid growth trajectory. During the quarter we completed a record number of medical transports along with several new contract wins and are experiencing care gap closure visit volumes that are approaching three times the amount we did this time last year.” Bienstock concluded, “We believe our medical transportation and mobile health businesses hold tremendous promise and value for our company and for the healthcare system at large, and we look forward to their continued growth.”

2025 Guidance

•Full-year 2025 revenue is expected to be $300-$330 million, compared to the previous estimate of $410-$450 million, due to the Company’s decision to remove any non-migrant municipal population health revenue from its 2025 guidance. Revenue expectations from the Company’s Medical Transportation and Payer & Provider businesses and remaining migrant services healthcare work are unchanged.
•Full-year 2025 adjusted EBITDA1 is now expected to be a loss of $20-$30 million, compared to the previous expectation of a 5% adjusted EBITDA margin.1

Norm Rosenberg, Chief Financial Officer of DocGo, also commented, “We plan to aggressively cut SG&A over the next several quarters, and anticipate positive cash flow through the balance of the year driven by collections of our outstanding migrant-related receivables. Additionally, we plan to utilize our strong balance sheet to take advantage of opportunities being presented by the current market uncertainty to grow both organically and through M&A.”

First Quarter 2025 Financial Highlights

•Total revenue for the first quarter of 2025 was $96.0 million, compared to $192.1 million in the first quarter of 2024. The decline was due primarily to the planned wind-down of migrant-related programs.
•GAAP gross margin (which includes depreciation and amortization expenses of $3.8 million) for the first quarter of 2025 was 28.2%, compared to 32.8% in the first quarter of 2024.
•Adjusted gross margin2 for the first quarter of 2025 was 32.1%, compared to 35.0% in the first quarter of 2024.
•Net loss for the first quarter of 2025 was $11.1 million, compared to net income of $10.6 million in the first quarter of 2024.
•Adjusted EBITDA2 loss was $3.9 million for the first quarter of 2025, compared to adjusted EBITDA of $24.1 million for the first quarter of 2024.
•Mobile Health Services revenue for the first quarter of 2025 was $45.2 million, compared to $143.9 million for the first quarter of 2024. The decline was due primarily to the wind-down of migrant-related programs.

•Transportation Services revenue in the first quarter of 2025 was $50.8 million, compared to $48.2 million for the first quarter of 2024.
•As of March 31, 2025, the Company held total cash and cash equivalents, including restricted cash, of approximately $103.1 million, compared to $107.3 million as of December 31, 2024.
•During the first quarter of 2025, the Company repurchased 1.95 million shares of common stock for a total cost of approximately $5.8 million.
•During the first quarter of 2025 the Company generated $9.7 million of cash flow from operations compared to cash used in operations of $10.6 million in the first quarter of 2024.

Select Corporate Highlights for the First Quarter of 2025 and Recent Weeks

•Signed a contract with a major New York health plan to offer DocGo Primary Care services to members who prefer the convenience of receiving healthcare in their home.
•Surpassed 900,000 patients assigned by the Company’s payer and provider partners for care gap closure services.
•Signed a two-year contract with the North Texas division of a national health system to provide medical transportation services for their network of hospitals in Dallas and Fort Worth, TX.
•Experienced a record quarter for the Company’s medical transportation segment in terms of revenue and trip volume.
•Signed a one-year contract that expands the Company’s relationship with a California-based cardiology group and extends the Company’s offering beyond CIED to provide virtual care management services for an additional 1,000 of their patients.
•Continued enhancing the Company's tech stack with features that aim to improve transportation turnaround times and enable a 40% improvement in address search functionality for platform user requests.

1.Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. We have not reconciled adjusted EBITDA or adjusted EBITDA margin outlook to the most comparable GAAP outlooks because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measures (net income and net margin). Forward-looking estimates of adjusted EBITDA and adjusted EBITDA margin are made in a manner consistent with the relevant definitions and assumptions noted herein.

2.Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

Conference Call and Webcast Details

Thursday, May 8th, 2025 at 5:00 PM ET

1-800-717-1738 - Investors Dial

1-646-307-1865 - Int’l Investors Dial

Conference ID: 65854

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1714626&tp_key=4f3bf2b60e

The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around the performance of each of its verticals; the impact of government policy changes; the Company’s profitability and efforts to reduce SG&A as a percentage of revenues; cash flow and cash collections; the Company’s cash balances; and the Company’s future growth and M&A activity. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to accelerated wind down of migrant-related services; uncertainties related to future non-migrant municipal population health revenue; the Company’s ability to return to profitability and/or expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks, funding new strategic relationships and potentially repaying its line of credit; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; recent revenue growth derived from a small number of large customers; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the availability of healthcare professionals and other personnel; changes in the cost of labor; the Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the prospect of a shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2025	December 31, 2024
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$79,007,535	$89,241,695
Accounts receivable, net of allowance for credit loss of $5,782,232 and $5,873,942 as of March 31, 2025 and December 31, 2024, respectively	178,755,898	210,899,926
Prepaid expenses and other current assets	4,767,998	4,344,642
Total current assets	262,531,431	304,486,263
Property and equipment, net	15,049,767	14,881,411
Intangibles, net	27,343,578	25,728,813
Goodwill	49,554,226	47,432,550
Restricted cash	24,051,509	18,095,612
Operating lease right-of-use assets	13,665,630	11,958,698
Finance lease right-of-use assets	17,159,190	15,337,299
Investments	5,507,281	5,547,979
Deferred tax assets	12,349,462	8,422,034
Other assets	3,580,924	3,730,473
Total assets	$430,792,998	$455,621,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,518,829	$28,356,430
Accrued liabilities	41,406,981	49,896,796
Line of credit	30,000,000	30,000,000
Notes payable, current	12,931	12,515
Due to seller	1,138,075	28,656
Contingent consideration	4,947,614	4,973,152

Operating lease liability, current	4,447,517	3,844,561
Finance lease liability, current	5,099,151	4,694,467
Total current liabilities	107,571,098	121,806,577
Notes payable, non-current	2,155	5,215
Operating lease liability, non-current	9,898,110	8,599,072
Finance lease liability, non-current	11,396,832	10,031,138
Total liabilities	128,868,195	140,442,002
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 100,183,888 and 101,910,883 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	10,018	10,191
Additional paid-in-capital	318,417,191	321,087,583
Accumulated deficit	(10,807,482)	(1,402,167)
Accumulated other comprehensive income	1,717,407	1,221,869
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	309,337,134	320,917,476
Noncontrolling interests	(7,412,331)	(5,738,346)
Total stockholders’ equity	301,924,803	315,179,130
Total liabilities and stockholders’ equity	$430,792,998	$455,621,132

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
	Three Months Ended March 31,
	2025	2024
Revenues, net	$96,033,055	$192,087,529
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	65,185,060	124,808,914
Operating expenses:
General and administrative	32,902,070	40,181,035
Depreciation and amortization	3,761,391	4,182,781
Legal and regulatory	4,210,823	4,313,503
Technology and development	3,639,444	2,388,919
Sales, advertising and marketing	331,705	337,010
Total expenses	110,030,493	176,212,162
(Loss) income from operations	(13,997,438)	15,875,367
Other expense:
Interest (expense), net	(426,284)	(369,008)
Change in fair value of contingent liability	—	6,446
(Loss) on equity method investments	(40,698)	(83,167)
(Loss) on remeasurement of operating and finance leases	(40,837)	(4,697)
Gain on disposal of fixed assets	15,139	52,835
Other (expense) income	(312,869)	244,607
Total other (expense)	(805,549)	(152,984)
Net (loss) income before income tax (expense) benefit	(14,802,987)	15,722,383
Benefit from (provision for) income taxes	3,723,687	(5,119,004)
Net (loss) income	(11,079,300)	10,603,379

Net loss attributable to noncontrolling interests	(1,673,985)	(624,070)
Net (loss) income attributable to stockholders of DocGo Inc. and Subsidiaries	(9,405,315)	11,227,449
Other comprehensive income
Foreign currency translation adjustment	495,538	(140,134)
Total comprehensive (loss) income	$(8,909,777)	$11,087,315
Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Basic	$(0.09)	$0.11
Weighted-average shares outstanding - Basic	101,594,579	103,818,362
Net (loss) income per share attributable to DocGo Inc. and Subsidiaries - Diluted	$(0.09)	$0.10
Weighted-average shares outstanding - Diluted	101,594,579	108,506,435

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,079,300)	$10,603,379
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,220,806	1,431,308
Amortization of intangible assets	1,299,142	1,694,983
Amortization of finance lease right-of-use assets	1,241,443	1,056,490
Gain on disposal of fixed assets	(15,139)	(52,835)
Deferred income tax	(3,927,428)	(55,776)
Loss on equity method investments	40,698	83,167
Bad debt expense	1,247,991	1,357,621
Stock-based compensation	4,830,312	3,988,339
Loss on remeasurement of operating and finance leases	40,837	4,697
Change in fair value of contingent consideration	—	(6,446)
Changes in operating assets and liabilities:
Accounts receivable	31,437,734	(22,401,596)
Prepaid expenses and other current assets	(386,734)	6,728,337
Other assets	538,190	(62,016)
Accounts payable	(7,684,101)	5,800,891
Accrued liabilities	(9,148,984)	(20,810,287)
Net cash provided by (used in) operating activities	9,655,467	(10,639,744)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,468,364)	(951,702)
Acquisition of intangibles	(712,711)	(773,039)
Acquisition of a business	(3,646,318)	—
Proceeds from disposal of property and equipment	94,341	25,000
Net cash used in investing activities	(5,733,052)	(1,699,741)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	—	45,000,000
Repayments of revolving credit line	—	(40,000,000)
Repayments of notes payable	(3,060)	(9,624)
Due to seller	—	(3,862)

Earnout payments on contingent liabilities	(265,538)	—
Payments for taxes related to shares withheld for employee taxes	(1,200,977)	(20,946)
Common stock repurchased	(5,751,954)	(4,877,559)
Payments on obligations under finance lease	(1,296,887)	(969,588)
Net cash used in financing activities	(8,518,416)	(881,579)

Effect of exchange rate changes on cash and cash equivalents	317,738	(103,059)

Net decrease in cash and restricted cash	(4,278,263)	(13,324,123)
Cash and restricted cash at beginning of period	107,337,307	72,217,986
Cash and restricted cash at end of period	$103,059,044	$58,893,863

	Three Months Ended March 31,
	2025	2024
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$561,707	$448,057
Cash paid for interest on finance lease liabilities	$220,055	$181,883
Cash paid for income taxes	$1,906,712	$557,598
Right-of-use assets obtained in exchange for lease liabilities	$5,966,095	$2,791,964
Remeasurement of finance lease right-of-use asset due to lease modification	$—	$300,000

Reconciliation of cash and restricted cash
Cash	$79,007,535	$41,244,446
Restricted cash	24,051,509	17,649,417
Total cash and restricted cash shown in statement of cash flows	$103,059,044	$58,893,863

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA Margin

Adjusted EBITDA margin is considered a non-GAAP measure under SEC rules. It is calculated by dividing adjusted EBITDA by revenues. Management believes using adjusted EBITDA margin in conjunction with GAAP measures, such as gross margin and/or net margin, is useful to investors because it assists investors in getting a more complete view of what management considers the Company’s core operating performance, as expressed in marginal terms. While many companies use adjusted EBITDA margin as a performance measure, not all companies use identical calculations for determining adjusted EBITDA margin. As such, DocGo’s presentation of adjusted EBITDA margin might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three months ended March 31, 2025 compared to the same period in 2024:

	Three Months Ended
	March 31,
	2025	2024
Revenue	$96,033,055	$192,087,529
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(65,185,060)	(124,808,914)
Depreciation and amortization	(3,761,391)	(4,182,781)
GAAP gross profit	27,086,604	63,095,834

Depreciation and amortization	3,761,391	4,182,781
Adjusted gross profit	30,847,995	67,278,615

GAAP gross margin	28.2%	32.8%
Adjusted gross margin	32.1%	35.0%

The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three months ended March 31, 2025 compared to the same period in 2024 (in millions):

	Three Months Ended March 31,
	2025	2024
Net income (GAAP)	($11.1)	$10.6
(+) Net interest expense	$0.4	$0.4
(+) Income tax	($3.7)	$5.1
(+) Depreciation and amortization	$3.8	$4.2
(+) Other (income) expense	$0.4	($0.2)
EBITDA	($10.2)	$20.1

(+) Non-cash stock compensation	$4.8	$4.0
(+) Non-recurring expense	$1.5	$0.0

Adjusted EBITDA	($3.9)	$24.1

Total revenue	$96.0	$192.1
Pretax income margin	-15.4%	8.2%
Net margin	-11.6%	5.5%
Adjusted EBITDA margin	-4.1%	12.5%

Contacts

Investors:

Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com